UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010

A.D.A.M., Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34401

Georgia	58-1878070
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 10th Street NE, Suite 525

Atlanta, Georgia 30309-3848

(Address of principal executive offices, including zip code)

404-604-2757

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2010, A.D.A.M., Inc. (the “Company”) announced that Kevin S. Noland resigned as President and Chief Executive Officer of the Company. Effective immediately, Mark B. Adams, the Company’s Chief Financial Officer, was promoted to the position of President and Chief Executive Officer of the Company. Mr. Adams, 58, joined the company in 2006 as the Chief Financial Officer responsible for the company’s financial operations and its business and operational planning functions. Prior to joining A.D.A.M., Mr. Adams was chief financial officer of Miller Zell from September 2003 to June 2006 and the Chief Financial Officer at Micron Optics, Inc. from December 2000 to April 2003. Mr. Adams began his career at Arthur Andersen & Co. and received a B.S. from the Business Honors Program at The Ohio State University.

In connection the appointment of Mr. Adams as President and Chief Executive Officer, Christopher R. Joe, who currently serves as the Company’s Director of Finance, will serve as the Chief Financial Officer of the Company on an interim basis. Mr. Joe, 48, joined the Company in 2006 as Director of Finance. Prior to joining the Company, he served from 1999 to 2006 as Director of Finance of Pathfire, Inc., a provider of digital media distribution and management solutions to the broadcast industries.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated January 5, 2010.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., INC.

By:	/s/ Mark B. Adams
Name:	Mark B. Adams
Title:	President and Chief Executive Officer

Date: January 8, 2010

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated January 5, 2010.